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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 January 7, 2002
                Date of Report (Date of earliest event reported)


                          GENTIVA HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      1-15669                36-433-5801
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

            3 Huntington Quadrangle 2S, Melville, New York 11747-8943
                    (Address of principal executive offices)

                                 (631) 501-7000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5. Other events.

     On January 2, 2002, Gentiva Health Services, Inc. ("Gentiva") announced it had entered into a definitive agreement with Accredo Health, Incorporated to sell the assets and business of Gentiva's specialty pharmaceutical services for $415 million in cash and stock consideration, subject to certain conditions. The consideration will be subject to certain adjustments based on the closing net book value for the specialty pharmaceutical services business. The actual number of shares of stock consideration will be determined by dividing the amount of stock consideration by the twenty-day average trading price of Accredo Health stock prior to closing, unless such trading price is less than $31 or more than $41, in which case the average trading price will be deemed to be $31 or $41, as applicable, for purposes of the calculation.

     On January 2, 2002 Gentiva issued the press release attached as Exhibit 99 hereto and incorporated by reference herein.

Item 7. Exhibits.

     (c) Exhibits. The following exhibit is filed herewith:

         Exhibit No.             Description

            (99)                 Press Release dated January 2, 2002



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 7, 2002

                             GENTIVA HEALTH SERVICES, INC.


                             By:    /s/ Patricia C. Ma
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                                    Patricia C. Ma
                                    Senior Vice President, General Counsel
                                      and Secretary